[FORM OF FIXED RATE DEFINITIVE MEDIUM-TERM NOTE, SERIES 3]

REGISTERED                                      PRINCIPAL AMOUNT
No. FX____            CUSIP NO. __________      $__________

                              SUNAMERICA INC.
                        MEDIUM-TERM NOTE, SERIES 3
                               (Fixed Rate)

NAME AND ADDRESS                        HOLDER'S TAXPAYER
OF HOLDER:                              IDENTIFICATION NO.:


ORIGINAL ISSUE DATE:         INTEREST RATE:      STATED MATURITY DATE:


INTEREST PAYMENT DATES:


INITIAL REDEMPTION          INITIAL REDEMPTION      ANNUAL REDEMPTION
DATE:                       PERCENTAGE:             PERCENTAGE
                                                    REDUCTION:


OPTIONAL REPAYMENT DATE(S):



DAY COUNT CONVENTION
[ ] 30/360 FOR THE PERIOD FROM                       TO
[ ] ACTUAL/360 FOR THE PERIOD FROM                   TO
[ ] ACTUAL/ACTUAL FOR THE PERIOD FROM                TO

ADDENDUM ATTACHED:                              ORIGINAL ISSUE DISCOUNT

[ ] Yes                                         [ ] Yes
[ ] No                                          [ ] No
                                                Total Amount of OID:
                                                Yield to Maturity:
                                                Initial Accrual Period:

OTHER PROVISIONS:



               SUNAMERICA INC., a Maryland corporation ("Issuer" or the "Company," which terms include any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to the HOLDER IDENTIFIED ABOVE or registered assigns, the Principal Amount specified above on the Stated Maturity Date specified above (except to the extent redeemed or repaid prior to the Stated Maturity Date), and to pay interest thereon at the Interest Rate per annum specified above, until the principal hereof is paid or duly made available for payment. Reference herein to "this Note," "hereof," "herein" and comparable terms shall include an Addendum hereto if an Addendum is specified above.

               The Company will pay interest on each Interest Payment Date specified above, commencing on the first Interest Payment Date next succeeding the Original Issue Date specified above, and on the Stated Maturity Date or any Redemption Date or Optional Repayment Date (the date of each such Stated Maturity Date, Redemption Date and Optional Repayment Date and the date on which principal or an installment of principal is due and payable by declaration of acceleration pursuant to the Indenture being referred to hereinafter as a "Maturity" with respect to principal payable on such date); provided, however, that if the Original Issue Date is between a record date
(as defined below) and the next succeeding Interest Payment Date, interest payments will commence on the second Interest Payment Date succeeding the Original Issue Date. Except as provided above, interest payments will be made on the Interest Payment Dates shown above. Unless otherwise specified above, the "record date" shall be the date 15 calendar days (whether or not a Business Day) prior to the applicable Interest Payment Date. Interest on this Note will accrue from and including the most recent Interest Payment Date to which interest has been paid or duly provided for or, if no interest has been paid, from the Original Issue Date specified above, to, but excluding such Interest Payment Date. If the Maturity or an Interest Payment Date falls on a day which is not a Business Day as defined below, the payment due on such Maturity or Interest Payment Date will be paid on the next succeeding Business Day with the same force and effect as if made on such Maturity or Interest Payment Date, as the case may be, and no interest shall accrue with respect to such payment for the period from and after such Maturity or Interest Payment Date. The interest so payable and punctually paid or duly provided for on any Interest Payment Date will as provided in the Indenture be paid to the Person in whose name this Note is registered at the close of business on the record date for such Interest Payment Date. Any such interest which is payable, but not punctually paid or duly provided for on any Interest Payment Date (herein called "Defaulted Interest"), shall forthwith cease to be payable to the registered Holder on such record date, and may be paid to the Person in whose name this Note is registered at the close of business on a subsequent record date (which shall be not less than five Business Days prior to the date of payment of such Defaulted Interest) established by notice given by mail by or on behalf of the Issuer to the Holder of this Note not less than 15 days preceding such subsequent record date, all as more fully provided in the Indenture.

               Payment of the principal of and interest on this Note will be made at the office or agency of the Company maintained by the Company for such purpose in the Borough of Manhattan, The City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payments of public and private debts; provided, however, that at the option of the Company, payment of interest due other than at Maturity may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the registry books of the Company; and provided, further, that the repayment of the principal of and interest on this Note on any Optional Repayment Date(s), if any, indicated above shall be made upon satisfaction of the provisions herein; and provided, further, that AT THE OPTION OF THE COMPANY, the Holder of Notes with an aggregate principal amount of $10,000,000 or more will be entitled to receive payments of principal of and interest on this Note by wire transfer of immediately available funds if appropriate wire transfer instructions have been received by the Trustee not less than 15 days prior to the applicable payment date. Such wire instructions, upon receipt by the Trustee, shall remain in effect until revoked by such Holder.

               Unless the certificate of authentication hereon has been executed by or on behalf of the Trustee (as defined below) under the Indenture, by the manual signature of one of its authorized officers, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

               This Note is one of a duly authorized series of Securities (hereinafter called the "Securities") of the Company designated as its Medium-Term Notes, Series 3 (the "Notes"). The Notes are issued and to be issued under an Indenture dated as of April 15, 1993, as amended (herein called the "Indenture") between the Company and The First National Bank of Chicago, a national banking association (the "Trustee," which term includes any successor Trustee with respect to the Notes under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights thereunder of the Company, the Trustee and the Holders of the Notes and the terms upon which the Notes are to be authenticated and delivered. The terms of individual Notes may vary with respect to interest rates or interest rate formulas, issue dates, maturity, redemption, repayment, currency of payment and otherwise.

               Unless otherwise provided above and in accordance with the provisions herein, this Note is not subject to any sinking fund and is not redeemable or repayable prior to the Stated Maturity Date.

               If so provided above, this Note may be redeemed by the Company on any date on and after the Initial Redemption Date, if any, specified above. If no Initial Redemption Date is set forth above, this Note may not be redeemed prior to the Stated Maturity Date. On and after the Initial Redemption Date, if any, this Note may be redeemed at any time in whole or from time to time in part in increments of $1,000 (provided that any remaining principal hereof shall be at least $1,000) at the option of the Company at the applicable Redemption Price (as defined below), together with accrued interest hereon at the applicable rate payable to the date of redemption (each such date, a "Redemption Date"), on written notice given not more than 60 nor less than 30 days prior to the Redemption Date and in accordance with the provisions of the Indenture. In the event of redemption of this Note in part only, a new Note for the unredeemed portion hereof shall be issued in the name of the Holder hereof upon the surrender hereof.

               Unless otherwise specified above, the "Redemption Price" shall initially be the Initial Redemption Percentage, specified above, of the principal amount of this Note to be redeemed and shall decline at each anniversary of the Initial Redemption Date, shown above, by the Annual Redemption Percentage Reduction, if any, specified above, of the principal amount to be redeemed until the Redemption Price is 100% of such principal amount.

               This Note may be subject to repayment at the option of the Holder on any Optional Repayment Date(s), if any, indicated above. If no Optional Repayment Date(s) are set forth above, this Note may not be so repaid at the option of the Holder hereof prior to the Stated Maturity Date. On any Optional Repayment Date, this Note shall be repayable in whole or in part in increments of $1,000 (provided that any remaining principal hereof shall be at least $1,000) at the option of the Holder hereof at a repayment price, unless otherwise specified above, equal to 100% of the principal amount to be repaid, together with interest thereon payable to the date of repayment. For this Note to be repaid in whole or in part at the option of the Holder hereof, this Note must be received, with the form entitled "Option to Elect Repayment" below duly completed, by the Trustee at its Corporate Trust Office, or such other address of which the Company shall from time to time notify the Holders of the Notes, not more than 60 nor less than 30 days prior to the related Optional Repayment Date. Exercise of such repayment option by the Holder hereof shall be irrevocable.

               Interest payments on this Note shall include interest accrued from, and including, the Original Issue Date indicated above, or the most recent date to which interest has been paid or duly provided for, to, but excluding, the related Interest Payment Date or Maturity, as the case may be. Interest payments for this Note shall be computed and paid on the basis of a 360-day year of twelve 30-day months if the Day Count Convention specified above is "30/360" for the period specified thereunder, on the basis of the actual number of days in the related month and a 360-day year if the Day Count Convention specified above is "Actual/360" for the period specified thereunder or on the basis of the actual number of days in the related year and month if the Day Count Convention specified above is "Actual/Actual" for the period specified thereunder.

               As used herein, "Business Day" means, unless otherwise specified above, any day that in The City of New York is not a day on which banking institutions are authorized or required by law or regulation to close.

               Any provision contained herein with respect to the calculation of the rate of interest applicable to this Note, its payment dates or any other matter relating hereto may be modified as specified in an Addendum relating hereto if so specified above.

               If an Event of Default with respect to the Notes shall occur and be continuing, the principal of all the Notes may be declared due and payable in the manner and with the effect provided in the Indenture.

               The Indenture contains provisions permitting the Issuer and the Trustee, with the consent of the Holders of not less than a majority in aggregate principal amount of the Securities of all series issued under such Indenture then Outstanding and affected, voting as one class, to add any provisions to, or change in any manner or eliminate any of the provisions of, such Indenture or modify in any manner the rights of the Holders of the Securities of each series so affected; provided that the Issuer and the Trustee may not, without the consent of the Holder of each outstanding
Security affected thereby, (i) extend the stated maturity of the principal of any Security, or reduce the principal amount thereof or reduce the rate or extend the time of payment of interest thereon, or reduce any amount payable on redemption thereof or change the currency in which the principal thereof (including any amount in respect of original issue discount) or interest thereon is payable or reduce the amount of any original issue discount security payable upon acceleration or provable in bankruptcy or impair the right to institute suit for the enforcement of any payment on any Security when due or (ii) reduce the aforesaid percentage in principal amount of Securities of any series issued under such Indenture, the consent of the Holders of which is required for any such modification. It is also provided in the Indenture that, with respect to certain defaults or Events of Default regarding the Securities of any series, prior to any declaration accelerating the maturity of such Securities, the Holders of a majority in aggregate principal amount Outstanding of the Securities of such series (or, in the case of certain defaults or Events of Default, all or certain series of the Securities) may on behalf of the Holders of all the Securities of such series (or all or certain series of the Securities, as the case may be) waive any such past default or Event or Default and its consequences. The preceding sentence shall not, however, apply to a default in the payment of the principal of or interest on any of the Securities. Any such consent or waiver by the Holder of this Note (unless revoked as provided in the Indenture) shall be conclusive and binding upon such Holder and upon all future Holders and owners of this Note and any Notes which may be issued in exchange or substitution herefor or on registration of transfer hereof, irrespective of whether or not any notation thereof is made upon this Note or such other Notes.

               No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Note at the time, place and rate, and in the coin or currency, herein prescribed.

               As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note may be registered on the registry books of the Company, upon surrender of this Note for registration of transfer at the office or agency of the Company maintained by the Company for such purpose in the Borough of Manhattan, The City of New York, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder hereof or by its attorney duly authorized in writing, and thereupon one or more new Notes of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

               The Notes are issuable only in registered form without coupons in denominations of $1,000 and integral multiples thereof. As provided in the Indenture and subject to certain limitations therein set forth, the Notes are exchangeable for a like aggregate principal amount of Notes as requested by the Holder surrendering the same.

               No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith.

               Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

               The Indenture and the Notes shall be governed by and construed in accordance with the laws of the State of New York.

               All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

               IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed, manually or in facsimile, and in imprint or facsimile of its corporate seal to be imprinted hereon.

[FACSIMILE OF SEAL]                       SUNAMERICA INC.


                                          By:
                                              ----------------------------
                                              Name:
                                              Title:

Attest:


By:
    ----------------------------
    Name:
    Title:


CERTIFICATE OF AUTHENTICATION
This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

THE FIRST NATIONAL BANK OF CHICAGO
  as Trustee



By:
     ----------------------------
     Authorized officer

Dated:
       --------------------------


                         OPTION TO ELECT REPAYMENT

               The undersigned hereby irrevocably request(s) and instruct(s) the Company to repay this Note (or portion hereof specified below) pursuant to its terms at a price equal to the principal amount hereof together with interest to the repayment date, to the undersigned, at ______________________
_____________________________________________________________________________
(Please print or typewrite name and address of the undersigned)

               For this Note to be repaid, the Trustee must receive at its Corporate Trust Office, or at such other place or places of which the Company shall from time to time notify the Holder of this Note, not more than 60 nor less than 30 days prior to the Optional Repayment Date, if any, shown on the face of this Note, this Note with this "Option to Elect Repayment" form duly completed.

               If less than the entire principal amount of this Note is to be repaid, specify the portion hereof (which shall be increments of $1,000) which the Holder elects to have repaid and specify the denomination or denominations (which shall be $1,000 or an integral multiple thereof) of the Notes to be issued to the Holder for the portion of this Note not being repaid (in the absence of any such specification, one such Note will be issued for the portion not being repaid).

$
 ------------                       ------------------------------------------
                                    NOTICE:  The signature on this Option to
Date:                               Elect Repayment must correspond with the
      ---------------               name as written upon the face of this Note
                                    in every particular, without alteration or enlargement or any change whatever.

Signature Guarantee:


--------------------------


                         ASSIGNMENT/TRANSFER FORM

               FOR VALUE RECEIVED the undersigned registered Holder hereby sell(s), assign(s) and transfer(s) unto (insert Taxpayer Identification no.)
__________________________________________________________________
__________________________________________________________________  (Please
print or typewrite name and address including postal zip code of assignee) _____________________________________________________ the within Note and all rights thereunder, hereby irrevocably constituting and appointing ________________________________________ attorney to transfer said Note on the books of the Company with full power of substitution in the premises.

Dated:
       ---------------

            NOTICE: The signature of the registered Holder to this assignment must correspond with the name as written upon the face of the within instrument in every particular, without alteration or enlargement or any change whatsoever.


Signature Guarantee:

------------------------


                               ABBREVIATIONS

               The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations.

TEN COM -- as tenants in common
UNIF GIFT MIN ACT -- . . . . . . . . . . . . . . . Custodian . . . . . . . .
                              (Cust)                              (Minor)

      Under Uniform Gifts to Minors Act
      . . . . . . . . . . . . . . . . . . .
                   (State)

TEN ENT -- as tenants by the entireties
JT TEN -- as joint tenants with right of survivorship and not as tenants in common

               Additional abbreviations may also be used though not in the above list.